WARRANT AGREEMENT dated as of September 15, 1998 between Insignia/ESG Holdings, Inc., a Delaware corporation (the "Corporation"), and APTS Partners, L.P., a Delaware limited partnership ("APTS").


                              Preliminary Statement


     This Warrant Agreement sets forth the terms and conditions of Warrants transferred to APTS in connection with the exchange of the warrants held by APTS to purchase shares of Class A Common Stock, par value $.01 per share, of Insignia Financial Group, Inc. ("IFG") under Warrant No. 13 dated May 10, 1995 of IFG registered in the name of APTS, such exchange resulting from the distribution by IFG to its stockholders of all of the then outstanding shares of Common Stock of the Corporation in a transaction intending to qualify as a tax-free distribution and reorganization under Sections 355 and 368 of the Internal Revenue Code.

     Accordingly, the parties hereto agree as follows.


1. Definitions. As used in this Warrant Agreement, the following terms shall have the following meanings, unless the context otherwise requires.

     a. "Aggregate Consideration Receivable" by the Corporation in connection with the issuance of any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) shall mean the sum of:

          i. the aggregate consideration paid to the Corporation for such shares, rights, warrants, options or convertible or exercisable securities, and

          ii. the aggregate consideration or premiums stated in such rights, warrants, options or convertible or exercisable securities to be payable for the shares of Common Stock covered thereby.

     In case all or any portion of the consideration to be received by the Corporation may be paid in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee.


                                                        2

     b.   "APTS" shall mean APTS Partners, L.P., a Delaware limited partnership.

     c. "Board of Directors" shall mean the board of directors of the Corporation.

     d. "Business Day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are required by law to close.

     e. "Capital Stock" shall mean any and all shares, rights to purchase, warrants, options, convertible securities, participations in or other equivalents of or interests (other than security interests) in (however designated and whether voting or nonvoting) corporate stock.

     f. "Change in Control" shall mean the occurrence of any of the following events:

          i. Andrew Farkas has ceased to serve on a full-time basis as the Chief Executive Officer of the Corporation for any reason;

          ii. Andrew Farkas has ceased to own beneficially (within the meaning of rule 13d-3 promulgated under the Exchange Act) at least
               700,000 shares of Common Stock (as adjusted to reflect stock dividends or distributions, subdivisions or reclassifications, splits and combinations);

          iii. any Person or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) other than a group controlled by Andrew Farkas or by APTS or any affiliate of Andrew Farkas or APTS acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 45% or more of the number of shares of Common Stock or the combined voting power of Voting Stock of the Corporation outstanding immediately prior to such acquisition;

          iv. individuals who, as of the Distribution Date, constitute the Board of Directors and individuals nominated or elected to serve on the Board of Directors by individuals described in this section 2(f)(iv) cease for any reason to constitute at least a majority of the Board of Directors; and

          v. the Corporation consummates any merger or consolidation (other than a Permitted Merger or Consolidation) of the Corporation with or into any other entity, the sale of all or substantially all of the assets of the Corporation, the reorganization, liquidation or dissolution of the Corporation, or any similar transaction or event.


     g. "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Corporation and, in the case of a reclassification, recapitalization or other similar change in such Common Stock or in the case of a consolidation or merger of the Corporation with or into another Person, such consideration to which a holder of a share of Common Stock would have been entitled upon the occurrence of such event.

     h.   "Common Stock Equivalents" shall mean, without double counting:

          i. shares of Common Stock, where one share of Common Stock shall constitute one Common Stock Equivalent;

          ii. shares of Capital Stock convertible into Common Stock, where any one share of Capital Stock shall constitute a number of Common Stock Equivalents equal to the number of shares of Common Stock issuable in respect of such share of Capital Stock;

          iii. any rights, warrants, options and convertible or exercisable securities entitling the holder thereof to subscribe for or purchase any shares of Common Stock, where any such rights, warrants, options and convertible or exercisable securities shall constitute a number of Common Stock Equivalents equal to the number of shares of Common Stock issuable in respect of such rights, warrants, options or convertible or exercisable securities; and

          iv. any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock, where any such stock appreciation rights shall constitute a number of Common Stock Equivalents equal to the Common Stock equivalent, as nearly as it may be calculated, of such stock appreciation rights.

     i. "Corporation" shall mean Insignia /ESG Holdings, Inc., a Delaware corporation.

     j. "Distribution" shall mean the distribution by Insignia Financial Group, Inc. to its stockholders of all of the then outstanding shares of Common Stock of the Corporation.

     k.   "Distribution Date" shall mean the record date for the Distribution.


     l. "Effective Purchase Price per Share" at which the Corporation issues any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) shall mean an amount equal to the ratio of:

          i. the Aggregate Consideration Receivable by the Corporation in connection with the issuance of such shares of Common Stock (or any such rights, warrants, options, convertible or exercisable securities or stock appreciation rights) to

          ii. the number of shares of Common Stock so issued (or issuable upon the exercise or conversion of such rights, warrants, options or convertible or exercisable securities or the Common Stock Equivalents, as nearly as it may be calculated, of such stock appreciation rights).

     m. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

     n.   "Excluded Transaction" shall mean any of the following transactions:

          i. the issuance of any shares of Capital Stock of the Corporation to employees or directors of the Corporation under an employee benefit plan or arrangement adopted by the Corporation, whether or not referred to or described in the Form 10;

          ii. the issuance of Common Stock Equivalents in an amount not to exceed 200,000 (as adjusted, as appropriate, to reflect any stock dividends, distributions, subdivisions, reclassifications or combinations of the Common Stock), provided that, within 10 Business Days following such issuance, the Corporation has furnished to each Warrant Holder written notice of the fact that the Corporation intends to treat such issuance as an Excluded Transaction within the meaning of this clause (ii); and

          iii. any issuance of  securities  referred to or described in the Form
               10.

     o.   "Exercise Price per Share" of any Warrant shall mean:

          i. until adjusted in accordance with section 12 hereof, an amount equal to $8.25 per share, and

          ii. thereafter, such other amount as may from time to time be determined in accordance with the provisions of section 12 hereof.

     p.   "Expiration Date" shall mean May 1, 2000.


     q. "Fair Market Value" of a share of Common Stock as of any date shall mean, as of any date, the average of the closing prices of Common Stock for the 20 consecutive Trading Days next preceding the date five days prior to the date in question. The closing price for each day shall be:

          i0 the average of the closing sale price or, in the absence of a closing sale price, the highest bid and lowest asked prices of one share of Common Stock quoted in the NYSE Composite Tape or, if not then listed on the NYSE, the NASDAQ National Market System or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted; or

          ii0 if not quoted as described in clause (i), the average of the highest bid and lowest offered quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and offered quotations for Common Stock on at least five of the 20 consecutive Trading Days next preceding the date five days prior to the date in question; or

          iii0 if the Common Stock is listed or admitted for trading on any national securities exchange, the last sale price, or the closing bid price if no sale occurred, of Common Stock on the principal securities exchange on which the Common Stock is listed or admitted for trading.

          If none of the conditions set forth above is met, the closing price of Common Stock on any day or the average of such closing prices for any period shall be the Fair Market Value of Common Stock for such day or period as determined by a member firm of the NYSE selected by the Corporation and approved by the Holders of a majority of the outstanding Warrants. If the Corporation and such Holders are unable to agree on the selection of a member firm, then the issue of selection of a member firm shall be submitted to the American Arbitration Association.

     r "Form 10" shall mean the Registration Statement on Form 10 of the Corporation with respect to the Common Stock in the form in which it is declared effective by the Securities and Exchange Commission.

     s "GAAP" shall mean those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, results of operations and changes in financial position of any Person, except that any accounting principle or practice required to be changed by such Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of such Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.


     t "Merger Transaction" shall mean any business combination transaction or series of transactions involving the Corporation, regardless of whether such transactions take the form of a merger, purchase and sale of securities, purchase or sale of assets or otherwise, immediately prior to which, following which or in connection with which a Change in Control occurs.

     u "NASDAQ" shall mean the National Association of Securities Dealers Automated Quotation System.

     v    "NYSE" shall mean the New York Stock Exchange.

     w    "Permitted  Merger  or   Consolidation"   shall  mean  any  merger  or
          consolidation of the Corporation:

          i0   with or into any wholly owned Subsidiary; or

          ii0 immediately after which Persons who were stockholders of the Corporation prior to such merger or consolidation hold at least 80% of the outstanding shares of Capital Stock of the Corporation measured by voting power.


     x "Person" shall mean an individual, corporation, joint venture, general or limited partnership, trust, unincorporated organization, limited liability company, limited liability partnership, government or any agency or political subdivision thereof, association, sole proprietorship or any other form of entity not specifically listed herein.

     y    "Qualifying Transaction" shall mean:

          i0 any acquisition by the Corporation of stock or other assets of any kind in exchange, in whole or in part, for shares of any class of Capital Stock of the Corporation; and

          ii0  any   transaction  in  which  shares  of  Capital  Stock  of  the
               Corporation are issued for cash proceeds;

provided, however, that the term "Qualifying Transaction" shall not include a Merger Transaction.

     z "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute.

     aa   "Subsidiary" shall mean:

          i0 any corporation 50% or more of the Voting Stock of which is owned, directly or indirectly, by the Corporation; or

          ii0 any other Person whose accounts are required under GAAP to be included in the Corporation's consolidated financial statements,

          but  shall exclude limited partnerships.


     bb "Trading Day" shall mean, with respect to the Common Stock: (i) if the Common Stock is quoted on the NYSE, the NASDAQ National Market System, any similar system of automated dissemination of quotations of securities prices, or the National Quotation Bureau Incorporated, each day on which quotations may be made on such system; or (ii) if the Common Stock is listed or admitted for trading on any national securities exchange, days on which such national securities exchange is open for business; or (iii)~if shares of the Corporation's Common Stock are not quoted on any system or listed or admitted for trading on any securities exchange, a Business Day.

     cc "Voting Stock" shall mean, with respect to any Person, all classes of Capital Stock of such Person then outstanding and normally entitled to vote for the election of directors of such Person. Any reference to a percentage of Voting Stock shall refer to the percentage of votes eligible to be cast for the election of directors which are attributable to the applicable shares of Voting Stock.

     dd   "Warrant Agreement" shall mean this warrant agreement.

     ee "Warrant Certificate" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit~A hereto.

     ff "Warrant Holder" shall mean APTS, as the original registered holder of the Warrants, and any registered transferee of a Warrant Holder.

     gg "Warrant Office" shall mean the office or agency of the Corporation at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Corporation at 200 Park Avenue, New York, New York 10166, which office or agency may be changed by the Corporation pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

     hh "Warrant Register" shall mean the register, substantially maintained by the Corporation at the Warrant Office.

     ii "Warrant Shares" shall mean the shares of Common Stock issued or issuable upon exercise of the Warrants, as the same may be adjusted from time to time pursuant to section 12 hereof, and any other shares of Capital Stock issued or issuable upon the exercise of the Warrants pursuant to section 12 hereof.

     jj "Warrants" shall mean the warrants to purchase Common Stock issued by the Corporation pursuant to this Warrant Agreement; individually, a "Warrant."

2 Representations and Warranties. The Corporation hereby represents and warrants as follows:


     a The Corporation is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to conduct its business as presently conducted, has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificates.

     b The execution, delivery and performance by the Corporation of this Warrant Agreement and the Warrant Certificates, the issuance of the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action.

     c This Warrant Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid, binding and enforceable obligation of the Corporation. When the Warrants and Warrant Certificates have been issued as contemplated hereby the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Corporation. The Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock or, in the event of an adjustment pursuant to section 12, other shares of Capital Stock. Statements in this section 2(c) as to validity, binding effect and enforceability are subject to (i) limitations as to enforceability imposed by bankruptcy, reorganization, moratorium, insolvency and other laws of general application relating to or affecting the enforceability of creditors' rights, including, without limitation, limitations as to enforceability that may be imposed under Section 548 of the United States Bankruptcy Code, Article 10 of the New York Debtor Creditor Law or other provisions of law relating to fraudulent transfers and obligations and (ii) equitable principles limiting the availability of equitable remedies.

3 Number of Warrants. The Corporation hereby agrees to issue and deliver to APTS on the Distribution Date Warrant Certificates evidencing 293,333 Warrants.

4    Registration, Transfer and Exchange of Certificates.

     a The Corporation shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the Distribution Date the Corporation shall register the Warrants and Warrant Certificates in the Warrant Register in the name of the Warrant Holder. The Corporation may deem and treat the registered holders of the Warrant Certificates as the absolute owners thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any person) for the purpose of any exercise thereof or any distribution to the Warrant Holders thereof, and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.


     b Subject to section 14 hereof, the Corporation shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificates evidencing such Warrants to the Corporation at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificates evidencing such transferred Warrants shall be issued to the transferee and the surrendered Warrant Certificates shall be cancelled. If less than all the Warrants evidenced by Warrant Certificates surrendered for transfer are to be transferred, new Warrant Certificates shall be issued to the holder surrendering such Warrant Certificates evidencing such remaining number of Warrants.

     c Warrant Certificates may be exchanged at the option of the holders thereof when surrendered to the Corporation at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be cancelled.

     d No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in section 14(b) hereof, each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in section 14(b) hereof if the Warrant Certificate presented for transfer or exchange bore such legend.

5 Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall issue, in exchange and substitution for and upon cancellation of the mutilated
     Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Corporation of such loss, theft or destruction of such Warrant Certificate and, if requested, indemnity satisfactory to it. The Corporation acknowledges that a written indemnity by the Warrant Holder shall be satisfactory to the Corporation for such purpose. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in section 14(b) hereof if the Warrant Certificate for which such substitution was made bore such legend.

6    Duration and Exercise of Warrants.


     a The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day after the Distribution Date and on or before 5:00 PM, New York City time, on the Expiration Date.

     b Upon presentation to the Corporation at the Warrant Office of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase attached thereto duly completed, signed by the Warrant Holder, and upon payment of an amount equal to the product of:

          i0   the Exercise Price per Share; and

          ii0  the number of Warrant Shares being purchased,

          in lawful money of the United States of America, the Corporation shall issue and cause to be delivered to or upon the written order of the registered holders of such Warrants and in such name or names as such registered holder may designate, a certificate for the Warrant Share or Warrant Shares issued upon such exercise of the Warrants being exercised. Any Persons so designated to be named therein shall be deemed to have become Warrant Holders of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants.

          Any Persons so designated to be named therein shall be deemed to have become holders of record of such Warrant Share or Warrant Shares as of the date of exercise of such Warrants.

     c If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in section 14(b) hereof if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of Warrants shall be cancelled.

7 No Fractional Shares. The Corporation shall not be required to issue fractional Warrant Shares upon exercise of the Warrants but shall pay for any such fraction of a share an amount in cash equal to such fraction of the Fair Market Value of a share of Common Stock.

8 Payment of Taxes. The Corporation will pay all taxes attributable to the initial issuance of Warrant Shares to a Warrant Holder upon the exercise of his Warrants, provided that the Corporation shall not be required to pay any income tax incurred by the Warrant Holder or the holder of the Warrant Shares upon exercise of the Warrants or issuance of the Warrant Shares.


9    Stockholder Rights.

     a Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as a stockholder in respect of the meetings of stockholders or the election of directors of the Corporation or any other matter, or any rights whatsoever as a stockholder of the Corporation.

     b Nothing contained in this Warrant Agreement or in any of the Warrant Certificates shall be construed as imposing any obligation on the registered holders thereof to purchase any securities or as imposing any liabilities on such Warrant Holders as stockholders of the Corporation, whether such obligation or liabilities are asserted by the Corporation or by creditors of the Corporation.

10   Reservation and Issuance of Warrant Shares.

     a The Corporation will at all times have authorized, and reserve and keep available, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

     b The Corporation will take any corporate action which may be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price per Share.

     c The Corporation covenants that all Warrant Shares will, upon issuance to the Warrant Holder in accordance with the terms of this Warrant Agreement and the Corporation's certificate of incorporation, be fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests (other than any created by or on behalf of any Warrant Holder).

11 Obtaining of Governmental Approvals and Stock Exchange Listings. The Corporation will, at its own expense, from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents, orders and approvals of governmental agencies and authorities which are or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates and the exercise of the Warrants and the issuance, sale, transfer and delivery of the Warrant Shares, and all action which may be necessary so that any Common Stock, immediately upon its issuance upon the exercise of Warrants, will be listed on each securities exchange or listing or quotation service, if any, on which the Common Stock is then listed.


12 Adjustment of Exercise Price per Share and number of Warrant Shares issuable on exercise of Warrants.

     a Prior to the Expiration Date, the Exercise Price per Share, and in some cases the number of Warrant Shares issuable upon exercise of each Warrant, are subject to adjustment from time to time in the manner provided in this section 12 upon the occurrence of any of the events enumerated in this section~12.

     b In the event that the Corporation shall at any time after the Distribution Date:

          i0 declare a dividend or make a distribution on any series of its Common Stock in shares of any series of its Common Stock;

          ii0 subdivide or reclassify shares of any series of its outstanding Common Stock into a greater number of shares;

          iii0 combine shares of any series of its outstanding Common Stock into a smaller number of shares;

          iv0 pay a dividend or make a distribution on any series of its Common Stock in shares of any series of its Capital Stock other than Common Stock; or

          v0 issue by reclassification of any series of its Common Stock shares of any series of its Capital Stock;

          then each Warrant outstanding on the record date for such dividend or distribution or on the effective date of such subdivision, reclassification or combination shall thereafter entitle the holder thereof to receive the aggregate number and kind of shares, other securities and property which, if such Warrant had been exercised immediately prior to such time, such holder would have owned or have become entitled to receive by virtue of such dividend, distribution, subdivision, reclassification or combination and, if after such dividend, distribution, subdivision, reclassification or combination the Warrants continue to represent the right to purchase only shares of Common Stock (and not other securities or property), the Exercise Price per Share shall be adjusted to be an amount equal to the product of:

     (x) the Exercise Price per Share in effect immediately prior to such dividend, distribution, subdivision, reclassification or combination and


     (y)  the ratio of:

          (1) the number of shares of Common Stock issuable on exercise of a single Warrant immediately before giving effect to the dividend, distribution, subdivision, reclassification or combination and

          (2) the number of shares of Common Stock issuable on exercise of a single Warrant immediately after giving effect to such dividend, distribution, subdivision, reclassification or combination.


     If after such dividend, distribution, subdivision, reclassification or combination the Warrants represent the right to purchase securities other than shares of Common Stock or other property, the Exercise Price per Share shall be adjusted equitably. An adjustment made pursuant to this section 12(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

     c

          i0 "Full-ratchet" Anti-dilution Adjustment. In the event that the Corporation shall at any time after the Distribution Date issue any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock, or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) other than in a Qualifying Transaction and other than in an Excluded Transaction, at an Effective Purchase Price per Share less than the Exercise Price per Share in effect immediately prior to such issuance, then:

               (1) the Exercise Price per Share shall be adjusted to be an amount equal to such Effective Price per Share and

               (2) no adjustment shall be made as a result of such issuance in the number of Warrant Shares issuable on exercise of the Warrants.


               For example, if on any given date the Corporation issues (other than in a Qualifying Transaction and other than in an Excluded Transaction) warrants exercisable at $3.00 per share to purchase shares of Common Stock for a purchase price of $5.00 per warrant and the Exercise Price per Share in effect immediately prior to such issuance is $8.25 per share, then the Exercise Price per Share will be adjusted to $8.00 per share and no adjustment will be made in the number of Warrant Shares issuable upon exercise of a Warrant.

               ii0 "Proportional" Anti-dilution Adjustment. In the event that the Corporation shall at any time after the Distribution
                    Date issue any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock, or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) in a Qualifying Transaction or in an Excluded Transaction described in clause (i) or (ii) of the definition of that term, at an Effective Purchase Price per Share less than the Exercise Price per Share in effect immediately prior to such issuance, then:

                    (1) the Exercise Price per Share shall be adjusted to be an amount equal to the ratio of:

                          (a)  the sum of:

                              (i) the product of:

                                   1    the  number  of  shares  of  Common
                                        Stock  outstanding immediately prior
                                        to such issuance and


                                   2    the  Exercise  Price per  Share in
                                        effect  immediately prior to such
                                        issuance and

                              (ii) the   Aggregate   Consideration   Receivable
                                   by   the Corporation in connection with such
                                   issuance, to

                         (b)  the sum of:

                              (i) the number of shares of Common Stock outstanding immediately prior to such issuance and

                             (ii) the number of additional shares of Common Stock to be so issued (including the number of shares underlying such rights, warrants, options or convertible or exercisable securities); and

                    (2) no adjustment shall be made as a result of such issuance in the number of Warrant Shares issuable on exercise of the Warrants.
                    For example, if on any given date the Corporation has 10,000,000 shares of Common Stock outstanding, the Corporation issues (in a Qualifying Transaction or in an Excluded Transaction described in clause (i) or (ii) of the definition of that term) warrants exercisable at $3.00 per share to purchase an additional 1,000,000 shares of Common Stock for a purchase price of $5.00 per warrant and the Exercise Price per Share in effect immediately prior to such issuance is $8.25 per share, then the Exercise Price per Share shall be adjusted to $8.227 per share (calculated as follows: $8.227 per share = [(10,000,000 shares x $8.25 per share) + $8,000,000] / (10,000,000 shares + 1,000,000 shares), and no adjustment will be made in the number of Warrant Shares issuable upon exercise of a Warrant.

     d No change in either the Exercise Price per Share or the number of Warrant Shares issuable upon exercise of the Warrants shall occur solely as the result of the issuance by the Corporation at any time after the Distribution Date of any shares of Common Stock (or any rights, warrants, options or convertible or exercisable securities entitling the holders thereof to subscribe for or purchase any shares of Common Stock or any stock appreciation rights entitling the holders thereof to any interest in an increase in value, however measured, of shares of Common Stock) in an Excluded Transaction described in clause
          (iii) of the definition of that term.

     e In case all or any portion of the consideration to be received by the Corporation may be paid in a form other than cash, the value of such consideration shall be determined in good faith by the Board of Directors or a duly authorized committee thereof (irrespective of the accounting treatment thereof), and described in a resolution of the Board of Directors or such committee. An adjustment made pursuant to section 12(c) hereof shall become effective immediately upon the effective date of the issuance resulting in such adjustment. Such adjustment shall be made successively whenever any shares, rights, warrants, options or convertible or exercisable securities are so issued at an Effective Purchase Price per Share that is less than the Exercise Price per Share in effect on the date of such issuance. To the extent that any such rights, warrants, options or convertible or exercisable securities or stock appreciation rights expire without having been converted or exercised, each Warrant outstanding shall, as of the date of such expiration, have the same Exercise Price per Share as would have been the case had such expired rights, warrants, options, convertible or exercisable securities or stock appreciation rights not been issued, but such readjustment shall not affect the Exercise Price per Share paid for any shares of Common Stock or other shares of Capital Stock delivered upon any exercise prior to the date such readjustment is made.


     f In the event that the Corporation shall distribute to all holders of its Common Stock any of its assets or debt securities, or rights, options, warrants or convertible or exercisable securities of the Corporation (including securities for cash, but excluding:

          i0 distributions of Capital Stock referred to in section 12(b) hereof,

          ii0 distributions of rights, warrants, options, convertible or exercisable securities or stock appreciation rights referred to in section 12(c) hereof, if the decrease in the Exercise Price per Share under section 12(c) hereof would be greater than the decrease in the Exercise Price per Share under this section 12(f) (with section 12(c) applying rather than this section 12(f)), and iii0 cash dividends or other cash distributions that are paid out of Consolidated Net Income for any dividend period, earned surplus or retained earnings,

          then in each such case:

               (1) the Exercise Price per Share shall be adjusted to be an amount equal to the difference between:

                    (a) the Exercise Price per Share in effect immediately prior to such issuance and

                    (b) an amount equal to the then fair market value (as reasonably determined by the Board of Directors, in good faith and as described in a resolution of the Board of Directors) of the portion of the assets or debt securities of the Corporation so distributed or of such rights, options, warrants or convertible or exercisable securities applicable to one share of Common Stock, and

               (2) no adjustment shall be made in any such case in the number of Warrant Shares issuable on exercise of the Warrants.

               Such adjustment shall become effective immediately after the record date for the determination of shares entitled to receive such distribution. Notwithstanding the foregoing, no such adjustment shall be made upon any such distribution if the plan or arrangement under which such distribution is made provides for a distribution to holders of Warrant Shares in the same pro rata amounts upon exercise of the Warrants. Such adjustment shall be made successively whenever any event listed above shall occur.


          g If at any time, as a result of an adjustment made pursuant to this section 12, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this section 12, and the provisions of this Warrant Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

          h    If any of the following events occur, namely:

               i0 any reclassification or change of Warrant Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of subdivision or combination);

               ii0 any consolidation or merger of the Corporation with another Person shall be effected as a result of which holders of Warrant Shares shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for Warrant Shares; or

               iii0 any sale or conveyance of the  properties  and assets of the
                    Corporation as, or substantially as, an entirety to any other Person;

               then the Corporation or such successor or purchasing Person, as the case may be, shall make provisions to establish that each Warrant then outstanding shall be exercisable for the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon the occurrence of such event by a holder of Warrant Shares immediately prior to such event. The Corporation shall not consummate any such event unless, prior to or simultaneously with such consummation, the successor Person (if other than the Corporation) resulting from such consolidation or merger or the Person purchasing such properties and assets shall assume by written instrument, the obligation to deliver to each Warrant Holder the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Corporation under this Warrant Agreement. The provisions of this section 12(h) shall similarly apply to successive reclassifications, consolidations, mergers, sales and conveyances.

     i Irrespective of any adjustments in the number or kind of shares purchasable upon the exercise of the Warrant, Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Warrant Agreement.


     j Anything in this section 12 to the contrary notwithstanding, the Corporation shall be entitled to make such decreases in the Exercise Price per Share and such increases in the number of Warrant Shares issuable upon the exercise of each Warrant, in addition to those adjustments required by this section 12, as it in its sole discretion shall determine to be advisable in order that any dividends, distributions or, issuances of securities, rights, options, warrants or convertible or exchangeable securities made by the Corporation to its stockholders shall not be taxable to them.

13   Notices to Holders.

     a Upon any adjustment pursuant to section 12 hereof in the Exercise Price per Share or in the number of Warrant Shares issuable upon exercise of a Warrant, the Corporation shall promptly but in any event within 30 days thereafter, cause to be given to each of the Warrant Holders, at its address appearing on the Warrant Register by registered mail, postage prepaid, return receipt requested, a certificate signed by its chairman, president or chief financial officer setting forth the Exercise Price per Share and the number of Warrant Shares purchasable upon exercise of a Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. When appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this section 13.

     b    In the event:

          i0 that the Corporation shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase Capital Stock of the Corporation or of any other subscription rights or warrants;

          ii0 that the Corporation shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (including, without limitation, cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock);

          iii0 of any  consolidation  or merger to which  the  Corporation  is a party and for which approval of any stockholders of the Corporation is required, or of the conveyance or transfer of the properties and assets of the Corporation substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

          iv0 of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; or

          v0 that the Corporation proposes to take any other action which would require an adjustment in the Exercise Price per Share or in the number of Warrant Shares or other securities or assets to which each holder is entitled pursuant to section 12 hereof;

          then the Corporation shall cause to be given to each of the Warrant Holders at its address appearing on the Warrant Register, at least 30 calendar days prior to the applicable record date, if any, hereinafter specified, or, if no such record date is specified, 30 calendar days prior to the taking of any action referred to in clauses (i) through
          (v) above (except that, if the action taken by the Corporation is an issuance described in section 12(c)(i) or (ii) hereof, then as promptly as possible but in no event later than the date that the Corporation provides public notice of such issuance), by registered mail, postage prepaid, return receipt requested, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective, or (iii) the date as of which any such other action is to be effected, and, if applicable and known to the Corporation, the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up; provided, however, that in the event that the Corporation provides public notice of such proposed action or event specifying the information set forth above at least 10 days prior to the proposed record date or effective date, then the Corporation shall be deemed to have satisfied its obligation to provide notice pursuant to this section 13(b). The failure to give the notice required by this section 13 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up or other action referred to above, or the vote upon any such action.

     c The Corporation shall promptly, but in any event no less than 30 days prior to the effective date of any Change in Control, cause to be given to each of the registered holders of the Warrants, at its address appearing on the Warrant Register by registered mail, postage prepaid, return receipt requested, written notice of the pendency of such Change in Control.

14   Restrictions   on   Transfer;   Subsequent   Transferees   as  Third  Party
     Beneficiaries.

     a The Warrant Holder (i)~represents that it is acquiring the Warrants for its own account for investment and not with a view to any distribution or public offering within the meaning of the Securities Act, (ii)~acknowledges that the Warrants and the Warrant Shares issuable upon exercise thereof have not been registered under the Securities Act or any state securities laws and (iii)~agrees that it will not sell or otherwise transfer any of its Warrants or Warrant Shares except upon the terms and conditions specified herein, provided that the Warrant Holders may sell the Warrants or the Warrant Shares purchased upon exercise of the Warrants in one or more private transactions not requiring registration under the Securities Act.


     b Except as otherwise provided in section~14(d) hereof, each Warrant Certificate and each certificate for the Warrant Shares issued to a Warrant Holder shall include a legend in substantially the following form (with such changes therein as may be appropriate to reflect whether such legend refers to Warrants or Warrant Shares), provided that such legend shall not be required if such transfer is being made in connection with a sale which is exempt from registration pursuant to Rule~144 under the Securities Act or if the opinion of counsel referred to in section~14(c) hereof is to the further effect that neither such legend nor the restrictions on transfer in this section~14 are required in order to ensure compliance with the Securities Act:

          THE [WARRANTS, AND THE SHARES ISSUABLE ON EXERCISE OF THE WARRANTS,] [SHARES] REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS.

     c Each Warrant Holder wishing to effect such a transfer of any Warrant or Warrant Shares shall furnish to the Corporation an agreement by the transferee thereof that it is taking and holding the same subject to the terms and conditions specified herein and a written opinion of such Warrant Holder's counsel, in form reasonably satisfactory to the Corporation, to the effect that the proposed transfer may be effected without registration under the Securities Act and any applicable state securities laws.

     d The restrictions set forth in this section~14 shall terminate and cease to be effective with respect to any Warrants or Warrant Shares registered under the Securities Act or receipt by the Corporation of an opinion of counsel, in form reasonably satisfactory to the Corporation, to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act and any applicable state securities laws with respect to the transfer of the Warrants and/or the Warrant Shares. Whenever such restrictions shall so terminate the holder of such Warrants and/or Warrant Shares shall be entitled to receive from the Corporation, without expense (other than transfer taxes, if any), Warrant Certificates or certificates for such Warrant Shares not bearing the legend set forth in section~14(b) hereof and the Corporation will rescind any transfer restrictions relating thereto.

     e It is the intention of the parties hereto that each Warrant Holder who acquires Warrants by transfer be a third party beneficiary, to the extent of Warrants acquired and held by such Warrant Holder, of the provisions of this Warrant Agreement that bestow rights on Warrant Holders.



15 Covenants. Holdings covenants to include in any filings made with any taxing authority the issuance of these warrants as being pursuant to the plan of reorganization (with respect to the distribution of the Corporation by IFG).

16 Amendments and Waivers. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Corporation and the holders of not less than a majority of the outstanding Warrants, provided that the Exercise Price per Share may not be increased by amendment, the number of Warrant Shares issuable upon exercise of the Warrants may not be reduced by amendment and this section~15 may not be changed by amendment except with the unanimous consent of the holders of outstanding Warrants.

17 Specific Performance. The holders of the Warrants shall have the right to specific performance by the Corporation of the provisions of this Warrant Agreement. The Corporation hereby irrevocably waives, to the extent that it may do so under applicable law, any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against the Corporation for specific performance of this Warrant Agreement by the holders of the Warrants.

18   Notices.

     a Any notice or demand to be given or made by the Warrant Holders or the holders of Warrant Shares to or on the Corporation pursuant to this Warrant Agreement shall be sufficiently given or made if sent by registered mail, return receipt requested, postage prepaid, addressed to the Corporation at the Warrant Office.

     b Any notice to be given by the Corporation to the Warrant Holders or the holders of Warrant Shares shall be sufficiently given or made if sent by registered mail, return receipt requested, postage prepaid, addressed to such holder as such holder's name and address shall appear on the Warrant Register or the Common Stock registry of the Corporation, as the case may be.

19 Binding Effect. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Corporation and the Warrant Holder, and their respective successors and assigns.

20 Continued Validity. A holder of Warrant Shares shall continue to be entitled with respect to such Warrant Shares to all rights and subject to all obligations to which it would have been entitled or subject as a holder under sections~14 through 22 hereof.

21 Counterparts. This Warrant Agreement may be executed in one or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

22 New York Law. THIS WARRANT AGREEMENT AND EACH WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

23 Benefits of This Agreement. Nothing in this Warrant Agreement shall be construed to give any Person other than the Corporation and the Warrant Holder any legal or equitable right, remedy or claim under this Warrant Agreement.

          IN WITNESS WHEREOF the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.



                       INSIGNIA/ESG HOLDINGS, INC.


                       By:/s/ Andrew L. Farkas
                       -----------------------
                          Name: Andrew L. Farkas
                          Title:   Chairman and Chief Executive Officer



                       APTS PARTNERS, L.P.


                       By: APTS GP Partners, L.P.,
                                its general partner

                       By:  APTS Acquisition Corporation,
                                its general partner

                       By:/s/ John R. W. Jacobsson
                       ---------------------------
                          Name: John R. S. Jacobsson
                          Title:         Vice President






                                       A-1

                                    EXHIBIT A

                           FORM OF WARRANT CERTIFICATE

THE WARRANTS, AND THE SHARES ISSUABLE ON EXERCISE OF THE WARRANTS, REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAWS.

                          EXERCISABLE ONLY ON OR BEFORE
                                JANUARY 17, 2002

[Date]                        Warrant Certificate               Warrant No. [  ]

     This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement dated as of September 15, 1998 (the "Warrant Agreement") between the Corporation and APTS Partners, L.P., a Delaware limited partnership. The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitations, obligations, duties and immunities thereunder of the Corporation and the holders of Warrants. Terms defined in the Warrant Agreement and used herein have the same meanings herein as therein.

     This Warrant Certificate certifies that , or registered assigns, is the registered holder of _____ Warrants to purchase shares of Common Stock of INSIGNIA/ESG HOLDINGS, INC., a Delaware corporation (the "Corporation"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement, to purchase from the Corporation before 5:00~PM, New York City time, on the Expiration Date, one fully paid and nonassessable share of Common Stock (subject to adjustment as described below) at a price equal to the Exercise Price per Share.

     The Exercise Price per Share shall be payable in lawful money of the United States of America. The Warrants represented by this certificate may be exercised by surrender of this Warrant Certificate, along with an executed copy of the annexed Form of Election to Purchase and payment of the applicable Exercise Price at the office of the Corporation at 200 Park Avenue, New York, New York 10166, or such other address as the Corporation may specify in writing to the registered holder of the Warrants evidenced hereby. The Exercise Price per Share and the number of shares of Common Stock purchasable upon exercise of the Warrants is subject to adjustment prior to the Expiration Date as set forth in the Warrant Agreement.

     No Warrant may be exercised after 5:00~PM, New York City time, on the Expiration Date and (except as otherwise provided in the Warrant Agreement) all rights of the registered holders of the Warrants shall cease after 5:00~PM, New York City time, on the Expiration Date.


                                                       A-4
     The Corporation may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owners thereof (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and of any distribution to the holders hereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

     This Warrant Certificate, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor registered in the name of the holder and representing in the aggregate a like number of Warrants.

     Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

     IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.

                                            INSIGNIA/ ESG HOLDINGS, INC.

                                            By:__________________________
                                               Name:
                                               Title:
(CORPORATE SEAL)
ATTEST

____________________________
Secretary

                      ANNEX TO FORM OF WARRANT CERTIFICATE


                          FORM OF ELECTION TO PURCHASE

                    (To be executed upon exercise of Warrant)

     The undersigned hereby  irrevocably elects to exercise,  in accordance with section 6(b) of the Warrant Agreement, Warrants, representing the right to purchase shares of Common Stock, and herewith tenders payment for such shares of Common Stock to the order of the Corporation in the amount of $ as payment of the exercise price in accordance with the terms hereof.

     The undersigned requests that a certificate for such shares of Common Stock be registered in the name of whose address is and that such certificate be delivered to whose address is . If said number of shares of Common Stock is less than all of the shares of Common Stock purchasable hereunder, the undersigned hereby requests that a new Warrant Certificate representing the remaining balance of the Warrants be registered in the name of whose address is and that such Warrant Certificate be delivered to whose address is .

Signature:




     (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

Date: